Milestone Enhanced Fund Ltd.

2nd Terrace West, Centreville
P.O. Box N-10567
Nassau, Bahamas
December 28, 2010
Tel. +1 (242) 326 2150
Fax +1 (242) 326 2151

Board of Directors
22nd Century Group, Inc. (f/k/a Touchstone Mining Limited)
11923 SW 37 Terrace
Miami, FL 33175

Re:        Loan Forgiveness

Gentlemen:

On May 8, 2009 Milestone Enhanced Fund Limited made an $80,000 loan (the “Loan”) to 22nd Century Group, Inc. (formerly known as Touchstone Mining Limited) (the “Company”) which is represented by a 8.25% Convertible Promissory Note in the principal amount for $80,000 made by the Company in favor of Milestone Enhanced Fund Limited (the “Note”).

Pursuant to the term of that certain Agreement and Plan of Merger and Reorganization by and among Company, 22nd Century Acquisition Subsidiary, LLC and 22nd Century Limited, LLC, and in consideration of the transactions contemplated thereby (the “Merger”), and for other good and valuable consideration, the undersigned hereby agrees to make a capital contribution of the Note to the Company and in so doing forgives the entire principal balance of the Loan and the Note, together with all accrued and unpaid interest thereon. Such contribution and associated forgiveness shall be effective immediately prior to the closing of the Merger.

Very truly yours,

MILESTONE ENHANCED FUND LIMITED

BY:	/s/ Anthony A. McKinney
Name: Anthony A. McKinney
Title: Director